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                                                                    Exhibit 23.1

[LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP APPEARS HERE]



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Vintage Petroleum, Inc. on Forms S-8 (No. 33-37505, No. 333-88297 and No. 333-53652) and on Form S-3 (No. 333-77619) of our report dated February 16, 2001, on our audit of the consolidated financial statements of Genesis Exploration Ltd., which report is included in the Current Report on Form 8-K of Vintage Petroleum, Inc.



PricewaterhouseCoopers LLP
Chartered Accountants


Calgary, Alberta, Canada
May 18, 2001